Certification Under Section 906
of the Sarbanes-Oxley Act of 2002
Kent A. Clark, President and Chief Investment Officer, and Jennifer Barbetta, Chief Financial Officer of Goldman Sachs Hedge Fund Partners Registered Fund, LLC (the “Registrant”), each certify to the best of their knowledge that:
1.	The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2007, (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Chief Investment Officer	Chief Financial Officer

Goldman Sachs Hedge Fund	Goldman Sachs Hedge Fund
Partners Registered Fund, LLC	Partners Registered Fund, LLC

/s/ Kent A Clark	/s/ Jennifer Barbetta
Kent A. Clark	Jennifer Barbetta

Date: September 4, 2007	Date: September 4, 2007
This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.